                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  May 4, 2000

                              SHOPKO STORES, INC.
            (Exact name of registrant as specified in its charter)



         Wisconsin                      1-10876                  41-0985054
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                file number)           Identification No.)


                                700 Pilgrim Way
                          Green Bay, Wisconsin 54304
                   (Address of principal executive offices)



      Registrant's telephone number, including area code: (920) 429-2211
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Item 5.  Other Events.

     On May 4, 2000, ProVantage Health Services, Inc. ("ProVantage") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Merck & Co., ("Merck") and PV Acquisition Corp., an indirect wholly-owned subsidiary of Merck ("Merger Subsidiary"). The Merger Agreement provides that Merger Subsidiary will commence a tender offer to purchase all of the outstanding shares of common stock of ProVantage at $12.25 per share in cash (the "Offer"). Following successful completion of the Offer, upon approval by a stockholder vote, if required, Merger Subsidiary will be merged into ProVantage and all shares not purchased pursuant to the Offer will be converted into the right to receive $12.25 per share in cash without interest (except any shares as to which the holder has properly exercised appraisal rights).

     ShopKo Stores, Inc. ("ShopKo") beneficially owns 11,710,000 shares, or approximately 64.5%, of ProVantage's outstanding common stock. Concurrently with the execution of the Merger Agreement, ShopKo and SKO Holdings, Inc. entered into a Stockholder Agreement, dated as of May 4, 2000 (the "Stockholder Agreement"), with Merck and Merger Subsidiary. Pursuant to the Stockholder Agreement, ShopKo has, among other things, entered into a voting agreement with Merck and Merger Subsidiary and granted a proxy (subject to revocation in certain limited instances) to Merger Subsidiary's designees with respect to its ProVantage shares, which permits such proxies to vote such shares at any meeting with a record date after May 4, 2000. Also, ShopKo has agreed to tender its shares in the Offer and to grant to Merger Subsidiary an option to purchase its shares at $12.25 per share under specified circumstances.

     The Merger Agreement has as a condition to the Offer that ProVantage's Net Working Capital (as defined in the Merger Agreement) will be at least $55.0 million as of the last day of ProVantage's fiscal period immediately preceding the scheduled expiration of the Offer. If ProVantage's Net Working Capital as of such date is less than $55.0 million, ShopKo has the right, but not the obligation, to pay the difference to Merck and thereby satisfy the Net Working Capital condition.

     As a condition to entering into the Merger Agreement, Merck required that ProVantage enter into a Side Letter, dated May 4, 2000, with ShopKo (the "Side Letter"). The Side Letter provides for the treatment of all ongoing contracts, commitments and arrangements between the parties (the "Affiliate Agreements") from and after the date on which ShopKo ceases to beneficially own a majority of ProVantage's outstanding common stock (the "Change of Control Date"). The Side Letter specifies certain amendments, restatements, or terminations and replacements of the Administrative Services Agreement dated July 19, 1999 and of certain specified Affiliate Agreements (including an Amended and Restated Tax Matters Agreement and an Amendment to Lease Agreement, each dated May 4, 2000) and, with respect to all other Affiliate Agreements, the termination thereof as of the Change of Control Date. The Side Letter also sets forth the parties' agreement to settle in full the intercompany balance as of the Change of Control Date, with the parties acknowledging that they will incur prospective payment obligations pursuant to those Affiliate Agreements that remain in effect after the Change of Control Date pursuant to the terms of those agreements as amended by the Side Letter. Also under the Side Letter, ShopKo has agreed to abide by certain of the employment arrangements contemplated in the Merger Agreement. In addition, ShopKo has confirmed ProVantage's right to use products and services provided to ShopKo and its affiliates by
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MicroStrategy, Inc. pursuant to the contractual arrangements in place on May 4,
2000 and sets forth the prices to be paid by ProVantage for certain of such products and services.

     On May 4, 2000, ShopKo issued a press release concerning the transaction described above. In the press release, ShopKo stated that it is considering various strategic and financial uses of the proceeds from the transaction, which are expected to be approximately $143 million on a pre-tax basis. The press release also stated that potential uses of such proceeds are the acquisition or construction of stores or other retail businesses, stock repurchases, debt reduction or other corporate purposes.

     The foregoing is a summary of certain provisions of the Merger Agreement, the Stockholder Agreement, the Side Letter and the May 4, 2000 press release, copies of which are attached as exhibits hereto and which are incorporated herein by reference. Such summary is qualified in its entirety by reference to the text of such documents.

     This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to important factors which could cause ShopKo's actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in ShopKo's current Annual Report on Form 10-K or as may be described from time to time in ShopKo's subsequent SEC filings.

Item 7.  Exhibits.

Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Merger among Merck & Co., Inc., PV Acquisition Corp. and ProVantage Health Services, Inc. dated as of May 4, 2000.

10.1 Stockholder Agreement among ShopKo Stores, Inc., SKO Holdings, Inc., Merck & Co., Inc. and PV Acquisition Corp. dated as of May 4, 2000.

10.2 Side Letter among ShopKo Stores, Inc. Merck & Co., Inc. and ProVantage Health Services, Inc. dated May 4, 2000.

10.3 Amended and Restated Tax Matters Agreement between ShopKo Stores, Inc. and ProVantage Health Services, Inc. dated as of May 4, 2000.

10.4 Amendment to Lease Agreement between ShopKo Stores, Inc. and ProVantage Health Services, Inc. dated as of May 4, 2000.

99.1           Press Release dated May 4, 2000.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SHOPKO STORES, INC.


Date:  May 10, 2000               /s/  Richard D. Schepp
                                  ----------------------
                                       Richard D. Schepp
                                       Senior Vice President, General Counsel
                                       and Secretary
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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Merger among Merck & Co., Inc., PV Acquisition Corp. and ProVantage Health Services, Inc. dated as of May 4, 2000.

10.1 Stockholder Agreement among ShopKo Stores, Inc., SKO Holdings, Inc., Merck & Co., Inc. and PV Acquisition Corp. dated as of May 4, 2000.

10.2 Side Letter among ShopKo Stores, Inc. Merck & Co., Inc. and ProVantage Health Services, Inc. dated May 4, 2000.

10.3 Amended and Restated Tax Matters Agreement between ShopKo Stores, Inc. and ProVantage Health Services, Inc. dated as of May 4, 2000.

10.4 Amendment to Lease Agreement between ShopKo Stores, Inc. and ProVantage Health Services, Inc. dated as of May 4, 2000.

99.1           Press Release dated May 4, 2000.